COMSTOCK HOLDING COMPANIES, INC. SECURITIES AND INSIDER TRADING POLICY I. SUMMARY OF POLICY The purpose of this Securities and Insider Trading Policy (this “Policy”) is to promote compliance with all applicable securities laws by Comstock Holding Companies, Inc. (“Comstock” or the “Company”) and all individuals or parties affiliated with it. This Policy applies to all officers, directors, and employees of the Company and extends to all of each such individual’s activities. This Policy and its trading restrictions also apply to Related Parties (defined below). The key guidelines that define this Policy can be summarized as follows: • No officer, director, employee or any Related Parties shall purchase or sell any type of security while aware of material non-public information (as defined below) relating to the security, including any security of the Company. • No officer, director, employee or any Related Parties shall purchase or sell any security of the Company during the period beginning on the 15th day of the last month of any fiscal quarter of the Company and ending at market open on the second business day after the public release of Comstock’s quarterly and annual earnings (the “Blackout Period”) 1. The timing and duration of any given Blackout Period is subject to change as deemed necessary by the Company’s Compliance Officer (“CCO”), who is responsible for administering this Policy. • All purchases, sales, or other transfers of Company securities by officers, directors, employees, or Related Parties made during authorized trading windows must receive pre-clearance to transact from the CCO (or their approved designee). o Requests for pre-clearance to transact must be received at least 48 hours in advance of the intended transaction(s). o Requests for pre-clearance must include a statement positively confirming that the requestor is not in possession of material non-public information and may be submitted using 1) the form included at the end of this Policy or 2) by any other means approved by the Company. o Upon notification that the request for pre-clearance has been approved, pre-clearance will remain valid for the next consecutive 26 trading hours (the equivalent of four trading days). o If pre-clearance is denied, the reason for the denial must be kept confidential by the requestor. • No officer, director, employee, or Related Parties shall directly or indirectly pass on or “tip” material non-public information to anyone outside the Company under any circumstances, or to anyone within the Company who does not have a need-to-know such information. • No officer, director, employee, or Related Parties may knowingly trade in the securities of the Company if they are aware of material non-public information about (or possibly affecting) the Company. • Under certain circumstances, the Company may prohibit trading by some or all officers, directors, employees, or Related Parties during an authorized trading window. 1 For the first quarter of each fiscal year only, the Blackout Period begins five (5) days prior to quarter end to align with the extended year-end reporting timeline that is ongoing at that time. If designated Blackout Period start date does not fall on a trading day, the Blackout Period begins at the end of the last trading day that immediately precedes it. Exhibit 19.1

2 II. INSIDER TRADING What is Insider Trading? Insider trading” means the purchase or sale of a security based on “material” “non-public” information about the security or the issuer of the security. “Securities” include stocks, bonds, notes, and debentures, as well as options, warrants and similar instruments related to such stock, bonds, notes, and debentures. “Purchase” and “sale” are broadly defined for this purpose: “purchase” includes the actual purchase of a security, as well as the entry into any contract to purchase or otherwise acquire a security; “sale” includes the actual sale of a security, as well as the transfer of a security (including bona fide gifts) or entry into any contract to sell or otherwise dispose of a security. A purchase or sale of securities is considered to be based on material non- public information if the individual making the purchase or sale is aware of material non-public information when making the purchase or sale. It is generally understood that insider trading includes the following: • Trading by insiders who are aware of material non-public information; • Trading by individuals other than insiders who are aware of material non-public information that has been either disclosed in breach of an insider’s fiduciary duty to keep it confidential or misappropriated; or • Communicating or tipping material non-public information to others, including recommending the purchase or sale of a security while aware of such information. “Inside” information is information about Comstock that is not available to the public. Information generally becomes available to the public when it has been disclosed by Comstock or third parties in a press release or other authorized public statement, including any filing with the Securities and Exchange Commission (the “SEC”). Depending on the particular circumstances, Comstock may determine that a longer period should apply to the release of specific material non-public information. Who is an Insider? “Insiders” include anyone who is aware of material non-public information about the Company, generally its officers, directors, and employees, as well as “temporary insiders” who occasionally receive such information, such as underwriters, lawyers, accountants, or consultants. Insider trading rules apply to everyone, and no one is protected from liability based on their role with the Company. Any director, officer, or employee will be an “insider” for as long they know material non-public information. The definition of insider is transaction specific; that is, an individual is an insider with respect to each material non-public item of which they are aware. Insiders have independent fiduciary duties to their Company and its stockholders not to trade on material non-public information relating to the Company’s securities. Accordingly, officers, directors and employees may not, at any time, trade the Company’s securities while aware of material non-public information relating to the Company nor may they, at any time, tip (or communicate except on a need-to- know basis) such information to others. Who is a “Related Party”? For purposes of this Policy, a Related Party includes your spouse, minor children, and anyone else living in your household; partnerships in which you are a general partner; trusts of which you are a trustee; and estates of which you are an executor. Trading by a Related Party of an officer, director or employee can be the responsibility of such officer, director or employee and could give rise to legal and Company-imposed sanctions. What is Material Information? As a general rule, information is material if a reasonable investor would consider that information important when deciding to buy, hold, or sell the Company’s securities, or if the information is likely to have a

3 significant impact, positive or negative, on the market price of the Company’s securities. Any information that could be expected to affect Comstock’s stock price, whether it is positive or negative, should be considered material. Some examples of such information include, but are not limited to: • Earnings, projections of future earnings or losses, or other earnings guidance; • Changes to previously announced earnings guidance, or the decision to suspend earnings guidance; • A pending or proposed merger, acquisition, or tender offer; • A pending or proposed acquisition or disposition of a significant asset; • A pending or proposed joint venture; • A Company restructuring; • Significant related party transactions; • A change in dividend policy, the declaration of a stock split, or an offering of additional securities; • Bank borrowings or other financing transactions out of the ordinary course; • The establishment of a share repurchase program; • A change in senior executive-level management; • A change in auditors or notification that the auditor’s reports may no longer be relied upon; • Development of a significant new product, process, or service; • Pending or threatened material litigation, or the resolution of such litigation; • Governmental investigations; • Impending bankruptcy or the existence of severe liquidity problems; • The imposition of a ban on trading in Comstock Securities or the securities of companies with which Comstock has a relationship; • Cybersecurity risks or incidents, including vulnerability and breaches; The above list is only illustrative; many other types of information may be considered “material” depending on the circumstances. There is no bright-line standard for assessing materiality; rather, materiality is based on a comprehensive assessment of all the facts and circumstances at hand. Materiality is often evaluated by enforcement authorities with the benefit of hindsight, therefore when doubt exists the information should be presumed to be material. What is “Non-Public” Information? Information is “non-public” if it is not available to the general public. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disclosed to the public and widely disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. For example, filings with the SEC and press releases are generally regarded as public information. Even after public disclosure of information about the Company, you must wait until the open of business on the second trading day after the information was publicly disclosed before you can treat the information as public. Thus, if a public announcement is made after market-close on a Thursday, Monday generally would be the first day on which an individual covered under the Policy could trade. What are the consequences of violation of this Policy? The purchase or sale of securities while aware of material non-public information, or the disclosure of material non-public information to others who then trade in Comstock Securities, is prohibited by the federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys, and state enforcement authorities as well as the laws of foreign jurisdictions. Punishment for insider trading violations

4 is severe and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an individual’s failure to comply with this Policy may subject the individual to Company- imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. IF YOU ARE UNSURE WHETHER INFORMATION IS MATERIAL OR NON-PUBLIC, PLEASE CONSULT WITH THE COMPLIANCE OFFICER OR DO NOT TRADE. III. STATEMENT OF POLICY Individuals Subject to this Policy This Policy applies to all officers of Comstock and its subsidiaries, all members of Comstock’s Board of Directors and all employees of Comstock and its subsidiaries. The Company may also determine that other individuals should be subject to this Policy, such as contractors or consultants who have access to material non-public information. This Policy also applies to family members who reside with you (including a spouse, child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household, and any family members or business entities (including any corporations, partnerships, or trusts) whose transactions in Comstock Securities are directed by you or are subject to your influence or control (defined above and collectively referred to throughout this Policy as “Related Parties”). You are responsible for the transactions of these other individuals/entities and therefore should make them aware of the need to confer with you before they trade in Comstock Securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. This Policy does not, however, apply to personal securities transactions of Related Parties where the purchase or sale decision is made by a third party not controlled by, influenced by, or related to you or your Related Parties. Transactions Subject to this Policy This Policy applies to all transactions in Comstock securities (collectively referred to in this Policy as “Comstock Securities”), including the purchase, sale, gift, or transfer of shares of Comstock’s common stock, except those specifically listed below. The securities laws do not recognize mitigating circumstances as a justifiable reason to subvert this Policy, and, in any event, even the appearance of an improper transaction must be avoided to preserve Comstock’s reputation for adhering to the highest standards of conduct. This Policy continues to apply to transactions in Comstock Securities even after termination of service to the Company. If an individual is in possession of material non-public information when his or her service terminates, that individual may not trade in Comstock Securities until that information has become public or is no longer material. This Policy does not apply in the case of the following transactions: • Vesting of Restricted Stock Unit Awards. This Policy does not apply to the vesting of restricted stock units for which an election is made to have Comstock withhold shares of stock to satisfy tax withholding requirements.

5 • “Buy and Hold” Stock Option Exercises. This Policy does not apply to the exercise of vested stock options where the individual executing the transaction is purchasing the stock options and reimbursing the Company for the requisite tax liability with their own funds (i.e. in which no shares are being sold on the open market to cover the costs of the transaction. • Transactions In Mutual Funds. This Policy does not apply to transactions in mutual funds that are invested in Comstock Securities. • Rule 10b5-1 Plans. Rule 10b5-1 under the Exchange Act provides an affirmative defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this affirmative defense, an individual subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Comstock Securities that meets certain conditions specified in the Rule (a “Rule 10b5-1 Plan”). If the plan meets the requirements of Rule 10b5-1, Comstock Securities may be purchased or sold without regard to certain insider trading restrictions. To comply with this Policy, a Rule 10b5-1 Plan must be approved by the CCO prior to adoption or modification, cannot be adopted or modified during a blackout period and must be entered into or modified in an open trading window at a time when the individual entering into the plan is not aware of material non-public information. Once the plan is adopted, the individual must not exercise any influence over the number of securities to be traded, the price at which they are to be traded, or the date of the trade. The plan must either specify the amount, pricing, and timing of transactions in advance or delegate discretion on these matters to an independent third party. All Rule 10b5-1 Plans entered into, or any modifications thereto, by executive officers or directors must include a mandatory “cooling off” period that stipulates no plan activity until the later of 1) 90 days following the adoption or modification of the plan or 2) two business days following the disclosure of financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted or modified, not to exceed 120 days following adoption or modification of the plan. For any individual other than an executive officer or director, a Rule 10b5-1 Plan must include a mandatory cooling-off period of at least 30 days after the adoption or modification of the plan. No further pre-approval of transactions conducted pursuant to the Rule 10b5-1 Plan will be required. Special and Prohibited Transactions The prohibitions and restrictions described on Appendix A attached to this Policy apply only to officers of Comstock and its subsidiaries and members of Comstock’s Board of Directors. Statement of Policy If you are aware of material non-public information relating to Comstock, you may not, directly, or indirectly through Related Parties: 1. Engage in transactions in Comstock Securities, except as otherwise specified above in this Policy; 2. Recommend the purchase or sale of any Comstock Securities; 3. Convey (or “tip”) material, non-public information to any other individuals within the Company whose jobs do not require them to have that information, or to individuals outside the Company, by providing them with material, non-public information regarding Comstock; or 4. Assist anyone engaged in the above activities. In addition, it is Comstock’s policy that no director, officer, employee or Related Parties of Comstock who learns of material non-public information about a company with which Comstock does business, including a customer or supplier of Comstock, may trade in that company’s securities until the information becomes public or is no longer material.

6 It is also the policy of Comstock that Comstock itself will not engage in transactions in Comstock securities while aware of material non-public information relating to Comstock or its securities. IV. ADDITIONAL PROCEDURES Comstock has established additional procedures in order to assist Comstock in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material non- public information, and to avoid the appearance of any impropriety. These additional procedures are applicable for all parties to whom this Policy applies. Quarterly Trading Restrictions The individuals designated by the CCO as being subject to this may not conduct any transactions involving Comstock’s Securities (other than as specified by this Policy), during a “Blackout Period”, which is defined as the period beginning fifteen (15) days prior to the end of the second, third, and fourth fiscal quarters and ending at the beginning of the second trading day following the date of the public release of Comstock’s earnings results for that quarter. For the first fiscal quarter only, to account for the impact of the extended timeline for the year-end reporting cycle that is ongoing at that time, the “Blackout Period” begins five (5) days prior to the end of the quarter. This means that individuals may only conduct transactions in Comstock Securities from the beginning of the second business (trading) day following the public release of Comstock’s quarterly earnings at market open (9:30am ET) up through market close (4pm ET) on the aforementioned respective start date of the next Blackout Period. If the Blackout Period start date is not a trading day, the Blackout Period begins at the end of the last trading day that immediately precedes it. Under certain very limited circumstances, an individual subject to this restriction may be permitted to trade during a Blackout Period, but only if the CCO concludes that the individual does not, in fact, possess material non-public information. Individuals wishing to trade during a Blackout Period must contact the CCO for approval at least two business days in advance of any proposed transaction(s) involving Comstock Securities, and if approved, the length of the pre-clearance window will be at the sole discretion of the CCO and may be shorter than the standard pre-clearance time frame during an open trading window. Pre-Clearance Procedures The individuals designated by the CCO as being subject to this Policy may not engage in any transaction in Comstock Securities without first obtaining explicit pre-clearance to execute the transaction(s). Requests for pre-clearance must be submitted at least 48 hours in advance of the intended transaction(s). The CCO is under no obligation to approve a transaction submitted for pre-clearance and may determine to deny pre- clearance. If an individual seeks pre-clearance and permission to engage in the transaction is denied, they should refrain from initiating any transaction in Comstock Securities and should not share the reason for the restriction with anyone. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material non-public information about Comstock and include in their request a statement positively confirming that they, in fact, are not in possession of material non-public information. If applicable, the requestor should also indicate whether he or she has executed any non-exempt “opposite- way” transactions within the past six months. Upon receiving notification that pre-clearance to transact has been approved, the requestor will have the next consecutive 26 trading hours (the equivalent of four trading days) to execute their planned transaction(s). If the requestor becomes aware of material non-public information at any point during their pre-clearance window, that individual should report that to the CCO and refrain from executing any transactions. If the individual requesting pre-clearance fails to execute the planned transaction(s) within the prescribed pre- clearance window and still wishes to transact, a new request for pre-clearance must be submitted.

7 Event-Specific Trading Restriction Periods From time to time, an event may occur that is material to Comstock and is known by only a few officers, directors, and/or employees. As long as the event remains material and non-public, those aware of the event may not trade Comstock Securities. In addition, Comstock’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the CCO, individuals subject to this Policy should refrain from trading in Comstock Securities until otherwise communicated. In that situation, the CCO may notify these individuals that they should refrain from trading Comstock’s Securities and is of no obligation to disclose the reason for the restriction. The existence of an event-specific trading restriction period or extension of a Blackout Period should not be communicated to any other individuals. Exceptions will not be granted during an event-specific trading restriction period. Exceptions The quarterly trading restrictions and event-driven trading restrictions do not apply to those transactions to which this Policy does not apply, as described above. V. ADMINISTRATION OF THIS POLICY The Company’s Compliance Officer (“CCO”) or any replacement designated by the Chief Executive Officer, shall manage administer this Policy. All determinations and interpretations by the CCO shall be made in conjunction with Comstock’s legal department and external legal counsel as necessary, and once made, shall be final and not subject to further review. VI. ACKNOWLEDGEMENT Please sign, date, and return the attached Certification acknowledging that you have read and understand Comstock’s Securities and Insider Trading Policy and you agree to fully comply with it. PLEASE NOTE THAT YOU ARE BOUND BY THIS POLICY REGARDLESS OF YOUR ACKNOWLEDGMENT STATUS

8 CERTIFICATION I hereby certify that I: • have read and understand the Comstock’s Securities and Insider Trading Policy, a copy of which was distributed with this Certificate; • have complied with the foregoing policy and procedures for the entirety of the time that I have been subject to the Policy; and • will continue to comply with the policy and procedures set forth in the Policy for so long as I am subject to the Policy. Signature: Name: (Please print) Title: Date:

COMSTOCK HOLDING COMPANIES, INC. REQUEST FOR PRE-CLEARANCE To: Compliance Officer From: Print Name I hereby request pre-clearance for myself (or a member of my immediate family or household or entity that I control) to execute the following transaction relating to the securities of Comstock Holding Companies, Inc. Type of transaction (circle one): PURCHASE SALE STOCK OPTION EXERCISE: SELL-TO-COVER STOCK OPTION EXERCISE: SELL ALL TRANSFER/GIFT Number of Shares: Other Information: Is this transaction on behalf of a Related Party? YES / NO (circle one) If YES, name/relationship of the Related Party __________________ By signing below, I hereby certify that I am not in possession of material non-public information. Signature: ________ Date: _____________

Appendix A Special and Prohibited Transactions Comstock has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if its officers and members of the Board of Directors engage in certain types of transactions. It therefore is Comstock’s policy that its officers and members of the Board of Directors may not engage in any of the following transactions: Short-Term Trading Short-term trading of Comstock Securities may be distracting and may unduly place a focus on Comstock’s short-term stock market performance instead of Comstock’s long-term business objectives. For these reasons, any director or officer of Comstock who purchases Comstock Securities in the open market may not sell any Comstock Securities of the same class at any point during the six months following the purchase (or vice versa). Short Sales Short sales of Comstock Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in Comstock’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve Comstock’s performance. For these reasons, short sales of Comstock Securities are prohibited. In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”) Publicly Traded Options Given the relatively short term of publicly traded options, transactions in options may create the appearance that a director or officer is trading based on material non-public information and focus a director’s or officer’s attention on short-term performance at the expense of Comstock’s long-term objectives. Accordingly, directors and officers are prohibited from engaging in transactions in put options, call options or other derivative securities, on an exchange or in any other organized market. (Option positions arising from certain types of hedging transactions are governed by the next paragraph below.) Hedging Transactions Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director or officer to continue to own Comstock Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director or officer may no longer have the same objectives as Comstock’s other shareholders. Therefore, directors and officers are prohibited from engaging in any such transactions. Margin Accounts and Pledged Securities Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material non- public information or otherwise is not permitted to trade in Comstock Securities, directors and officers should take special precautions when placing Comstock Securities in a margin account or otherwise pledging Comstock Securities as collateral for a loan. In general, in effecting these transactions, directors or officers should avoid placing undue reliance on the value of Comstock Securities. Any individual who wishes to pledge Comstock Securities as collateral for a loan must submit a request for approval to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. The existence of the foregoing approval procedures for the pledging of Comstock Securities as collateral for a loan does not in any way obligate the Compliance Officer to approve any such request. The Compliance Officer may approve, reject, or limit any such request in his or her reasonable discretion. (Pledges of Comstock Securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”) Standing Orders Standing orders (except under approved Rule 10b5-1 plans) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director or officer is in possession of material non-public information. Comstock therefore prohibits directors and officers from placing standing orders on Comstock Securities outside of approved 10b5-1 plans.